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                                                                    Exhibit 10.4

                                   ASSIGNMENT

         WHEREAS International Medical Associates, Inc., of Miami, Florida, is the owner of the entire right, title and interest in and to the following United States Letters Patent:

Patent No:                         Patent Date
----------                         -----------

5,336,213                           August  9,  1994


and the inventions therein described;

         AND WHEREAS, Americare Technologies, Inc., a Florida Corporation doing business at 20 N.W. 181st Street, Miami, Florida 33169, is desirous of acquiring the entire interest in said invention, and in said United States Letters Patent;

         NOW THEREFORE, be it known that for and in consideration of a contract between International Medical Associates, Inc., and Americare Technologies, Inc., and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged; International Medical Associates, Inc. has sold, assigned and transferred, and by these presence does sell, assign and transfer unto Americare Technologies, Inc., its legal representatives, successors and assigns, the full and exclusive rights to the said invention as fully set forth and described in the above-mentioned Letters Patent of the United States, and any and all reissues of said Letters Patent, the same to be held and enjoyed by Americare Technologies, Inc., its legal representatives, successors and assigns, to the full end of the term for which said Letters Patent has been granted or may be reissued or extended, as fully and entirely the same would have been held by International Medical Associates, Inc., had this Assignment and sale not been made.

         IN TESTIMONY WHEREOF, we have hereunto set our hands and seals this 23 day of June, 1997.

                                       International Medical Associates, Inc.



                                       By: /s/ Joseph P. D'Angelo
                                           -------------------------------------
                                           Joseph P. D'Angelo
                                           President